Exhibit 10.1

Execution Version

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”), dated as of August 31, 2024 is entered into by (i) BIOLASE, INC., a Delaware corporation (“Borrower”), SWK FUNDING LLC, a Delaware limited liability company, as agent (in such capacity “Agent”) and a Lender.

RECITALS

(a)
Borrower, Agent, and Lenders are parties to that certain Credit Agreement, dated as of November 9, 2018 (as amended, modified, or supplemented from time to time, the “Credit Agreement”), pursuant to which Lenders have extended certain financial accommodations Borrower.
(b)
One or more Events of Default under (and as defined in) the Credit Agreement exist and are continuing, and as a consequence, Agent and Lenders are entitled to, among other things, declare the entire balance of the Obligations owing to them from Borrower to be immediately due and payable and enforce the Liens and security interests in the collateral securing Agent’s and Lenders’ claims against Borrower.
(c)
Borrower has requested that Agent and Lenders forbear from exercising its respective rights and remedies with respect to each such Event of Default during the Forbearance Period (as defined below) and make certain amendments to the Credit Agreement.
(d)
Agent and Lenders have agreed to such forbearance and amendment upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.01 Capitalized terms used in this Agreement, to the extent not otherwise defined in this Agreement, shall have the same meaning as in the Credit Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“363 Sale” means a sale under section 363 of the Bankruptcy Code.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Budget” means the cash flow forecast through the week of September 30, 2024 provided by Borrower to Agent in connection with the entering into of this Agreement, attached hereto as Exhibit A.

“Bridge Loans” means Term Loans made by Lenders to Borrower pursuant to this Agreement in an aggregate amount not to exceed two million five hundred thousand dollars

($2,500,000), which Bridge Loans shall be Term Loans and Obligations under the terms of the Credit Agreement.

“Budget Variance” shall have the meaning specified in Section 5.03 hereof.

“Chapter 11 Case” means a bankruptcy case filed in the United States Bankruptcy Court for the District of Delaware by Borrower.

“DIP Loan” means debtor in possession financing provided by Lenders to Borrower in the Chapter 11 Case.

“DIP Order” means a final, non-appealable order entered in the Bankruptcy Case, approving the DIP Loan, in form and substance satisfactory to Agent and Lenders.

“Existing Default” has the meaning specified in Section 2.01 hereof.

“Forbearance Default” means the occurrence of any of the following at any time during the Forbearance Period: (i) any Event of Default (other than the Existing Default), (ii) the failure of Borrower to comply with any term, condition, or covenant set forth in this Agreement, (iii) the commencement or continuation of any enforcement action against Borrower or any of its property by any creditor of Borrower having a lien on the assets of Borrower, (iv) Borrower shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code, (v) the commencement of any litigation or other proceeding by Borrower or any of its respective Affiliates against Agent, any Lender or any of its respective Affiliates, or (vi) any halt or termination of the Sale Process.

“Forbearance Funding Conditions” means the Borrower has complied with the following:

(i)
no Forbearance Default has occurred;
(ii)
Borrower is in compliance with the Budget, including the Budget Variance, and the Bridge Loans are requested in accordance with the Budget, after giving effect to any positive Budget variances, as agreed to by Agent in Agent’s discretion;
(iii)
the Bridge Loans are requested, in writing, by Borrower to Agent, and such request is made no more frequently than biweekly (every other week); and
(iv)
actual operating cash balances are below two million dollars ($2.0 million).

“Forbearance Period” means the period commencing at the time when all conditions to the effectiveness of this Agreement have been satisfied and ending on the earlier to occur of (i) a Forbearance Default and (ii) the Forbearance Termination Date.

“Forbearance Termination Date” means 12:01 a.m. Dallas, Texas time on October 7, 2024, time being of the essence.

“LOI” means the letter of intent by and between the Stalking Horse Bidder and Borrower.

“Milestones” shall have the meaning specified in Section 5.02 hereof.

“Released Parties” shall have the meaning specified in Section 7.10 hereof.

“Sale Process” shall have the meaning specified in Section 5.02 hereof.

“Stalking Horse Bidder” shall mean PIPStek LLC.

ARTICLE II

EXISTING DEFAULTS

2.01
The Borrower has failed to comply with certain requirements of the Credit Agreement and/or other Loan Documents as a result of the failure of Borrower to make certain payments to Agent under the Credit Agreement on the applicable Payment Date of August 15, 2024 or within five Business Days thereof, which is an Event of Default under Section 8.1.1(b) of the Credit Agreement occur (the “Existing Default”).

ARTICLE III

FORBEARANCE; CERTAIN AGREEMENTS

3.01
Forbearance. During the Forbearance Period, unless otherwise expressly provided in this Agreement, the Lenders will not, and hereby direct Agent not to, take any action (i) to accelerate (or cause the acceleration of) the maturity of the Loans or other Obligations or to otherwise enforce payment of the Obligations of the Borrower in full under the Loan Documents, or (ii) to exercise any other Default or Event of Default related rights and remedies available to any or all of Lenders or Agent against the Borrower under any Loan Document or applicable law with respect to any Obligation. Upon termination or expiration of the Forbearance Period, Agent and/or Lenders shall be entitled (but not required) to exercise any of its respective rights and remedies under this Agreement, the other Loan Documents, or applicable law, including, without limitation, the right to enforce any and all of the Liens on, and security interests in, the Collateral described in the Loan Documents, without further notice, demand, notice of intent to accelerate, notice of acceleration, presentment, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.
3.02
Credit Agreement Modifications.
(a)
During the Forbearance Period, provided no Forbearance Default has occurred and the Forbearance Funding Conditions are met, Agent and Lenders agree to fund Bridge Loans to pay operating expenses of Borrower, including, without limitation, payments with respect out of pocket legal or restructuring expenses of Borrower, Agent or Lenders, in accordance with the Budget, subject to the Budget Variance. Borrower shall request that Lenders provide a DIP Loan in the Chapter 11 Case, on terms and conditions acceptable to Agent and Lenders, and Agent shall condition provision of the DIP Loan to Borrower on the Bridge Loan be considered a DIP Loan, with such Bridge Loan being “rolled-up” in the DIP Loan pursuant to the DIP Order.
(b)
Section 7.13.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.13.1 Consolidated Unencumbered Liquid Assets.

Not permit the Consolidated Unencumbered Liquid Assets,

(i) as of any date of determination prior to December 31, 2023, to be less than $1,500,000 and (ii) as of any date of determination on or after December 31, 2023, to be less than $1,000,000.”

3.03
No Waiver. Agent and Lenders have not waived, are not by this Agreement waiving, and have no present intention of waiving, any Default or Event of Default that may be continuing as of the effectiveness of this Agreement or any Default or Event of Default that may occur after the effectiveness of this Agreement (whether the same or similar to the Existing Default or otherwise), and Agent and Lenders have not agreed to forbear with respect to any of its respective rights or remedies concerning any Default or Event of Default (other than with respect to the Existing Default and then only during the Forbearance Period), that may have occurred or is continuing as of the effectiveness of this Agreement or that may occur after the effectiveness of this Agreement.
3.04
[Reserved]
3.05
No Assurances regarding Extension of Forbearance Period. Without limiting the generality of the foregoing, Borrower will not assert, claim, or contend that any prior action or course of conduct by any or all of Agent and Lenders constitutes an agreement, obligation, or cause of declining to continue such action or course of conduct in the future. Borrower hereby acknowledges and agrees that Agent and Lenders have made no commitment as to how or whether the Existing Default will be resolved, nor have they given any assurances or commitments with respect to any additional or future forbearance, waiver or accommodation of any kind upon the expiration of the Forbearance Period, and Borrower agrees that neither Agent nor Lenders have any obligation to extend the Forbearance Period. Any agreement by the Lenders to extend the Forbearance Period must be set forth in writing and signed by a duly authorized signatory of each of the Lenders.

ARTICLE IV

CONDITIONS PRECEDENT

4.01
Conditions Precedent to this Agreement. The effectiveness of this Agreement against Agent and Lenders is conditioned upon the satisfaction of the following conditions precedent. The determination as to whether each condition has been satisfied may be made in Agent’s sole option and sole discretion:
(a)
This Agreement shall have been executed and delivered by Agent and Borrower;
(b)
The LOI shall have been fully executed by all parties thereto;
(c)
Agent shall have received and approved the Budget delivered by or on behalf of Borrower, in form and substance satisfactory to Agent;
(d)
Agent shall have received all reasonable and documented costs and expenses of the counsel for Agent incurred in connection with the Credit Agreement and the preparation of this Agreement and related documents; and
(e)
No Event of Default (other than the Existing Default) shall have occurred or be continuing under the Loan Documents.

ARTICLE V

COVENANTS AND AGREEMENTS

5.01
Forbearance Covenants. Borrower agrees that during the Forbearance Period, it will:
(a)
absent prior written consent from the Agent, not grant or pay any executive bonuses, whether in cash, stock, or other remuneration;

(b)
other than with respect to the Existing Default, Borrower shall continue to perform and to comply with all terms and provisions of the Credit Agreement, including but not limited to, any covenants in the Credit Agreement;
(c)
provide Agent with prompt notice of any resignation (or intent to resign) of any employee;
(d)
not make any expenditure for the business to consumer laser product line; and
(e)
provide Agent and its advisors with full and complete access all financial, corporate and other information of Borrower, and cooperate, and cause all agents and advisors to Borrower to cooperate with Agent and its advisors in respect of any request made pursuant to the Forbearance Agreement and monitoring Borrower’s compliance with the Forbearance Agreement and/or the Credit Agreement.
5.02
Sale Process and Bankruptcy Filing. Borrower agrees to prepare for and file the Chapter 11 Case to pursue a sale of the assets of the Borrower (the “Sale Process”) through a 363 Sale with the Stalking Horse Bidder under terms material consistent with the LOI, and in connection therewith, comply with the process milestones or other matters set forth on Schedule I attached hereto (the “Milestones”).
5.03
Budget. Borrower shall (a) comply in all respects with the Budget, (b) adhere to expenditures in the Budget on a period basis and a cumulative basis (subject to the Budget Variance) (as hereinafter defined), and (c) cause the aggregate total amount of expenditures shall not to exceed one hundred and ten percent (110%) of the projected total expenditures in the Budget (the “Budget Variance”); provided, however, that unused expenditures for particular line item(s) shall carry forward to successive weekly Budget periods on a line-by-line basis. Loan Parties shall provide to Agent, on a weekly basis, reports of actual results as compared to the Budget for the week prior. Budget Variances shall be tested on a weekly basis.

ARTICLE VI

RATIFICATIONS, REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS

6.01
Ratification and other Agreements in respect of the Loan Documents and Liens. Except as expressly modified and superseded by this Agreement, the terms and provisions of the Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Agent, and Lenders agree that this Forbearance Agreement is a Loan Document and that the Loan Documents shall continue to be legal, valid, binding, and enforceable in accordance with its respective terms. Borrower further expressly acknowledges and agrees that Agent has a valid, non-avoidable, enforceable and perfected (and in furtherance thereof, Borrower hereby grants as of the date hereof to Agent, for the benefit of itself and the Lenders) security interest in and lien against each item of Collateral (or category thereof) described in any of the Loan Documents and that such security interest and lien secures (and without any further action, shall secure) the Obligations and the performance of all other obligations of Borrower under the Loan Documents.
6.02
General Representations and Warranties. Borrower hereby jointly and severally represents and warrants to Agent and Lenders that (a) the execution, delivery and performance of this Agreement and any other Loan Documents executed and delivered in connection herewith have been duly authorized by all requisite organizational action on the part of such Borrower and will not violate the constituent organizational documents of such Borrower, contravene any contractual restriction, any law, rule or regulation or court or administrative decree or order binding on or affecting such Borrower or result in, or require the creation or imposition of, any Lien, security interest or encumbrance on any of the properties of such Borrower, except, in each case, which could not reasonably be expected to result in a material adverse effect on the ability of the Borrower to perform its obligations hereunder; (b) this Agreement and any other Loan Documents executed and delivered in connection herewith have been duly executed and delivered by Borrower and are the legal, valid and binding obligation of Borrower, enforceable in accordance with its respective terms subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity and concepts of reasonableness; (c) subject to the existence of the Existing Defaults, the representations and warranties contained in the Credit Agreement and other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof, as though made on and as of each such date, except in cases where any such representation or warranty specifically references an earlier date; (d) Borrower has not amended its constituent organizational documents after November 15, 2023; (e) the Existing Default which has occurred is continuing; (f) Lenders have no obligation to make additional Loans or to extend any other financial accommodations to Borrower (or any of them); (g) absent the effectiveness of this Agreement, and subject to the compliance with the terms and conditions of the Loan Documents and applicable law, Agent and Lenders are entitled to exercise immediately its respective rights and remedies under the Loan Documents, including, but not limited to, the right to accelerate the maturity of the Obligations and to the repossession and sale of the Collateral; (h) the resolutions adopted by or on behalf of Borrower to authorize the execution, delivery and performance of the Loan Documents contemporaneously with the initial closing of the Credit Agreement have not been amended or rescinded following their adoption, and Richard S. Langdon was then, and currently remains, the sole and only director of Borrower; (i) no Borrower has any right, title or interest in any real property interests (other than the leasehold interests comprising the office space that it occupies) that are not encumbered with a first-priority lien in favor of Agent to secure the Obligations; and (j) the recitals in this Agreement are true and correct in all respects.
6.03
Full Opportunity for Review; No Undue Influence. Borrower reviewed this Agreement and acknowledges and agrees that it (a) understands fully the terms of this Agreement and the consequences of the issuance hereof, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement with, such attorneys and other Persons as it may wish, and (c) has entered into this Agreement of its own free will and accord and without threat or duress. This Agreement and all information furnished to Agent and Lenders is made and furnished in good faith, for value and valuable consideration. This Agreement has not been made or induced by any fraud, duress or undue influence exercised by Agent, any Lender, or any other Person.
6.04
Outstanding Obligations. Borrower hereby acknowledges, ratifies and confirms that (a) as of the date of this Agreement, the outstanding principal amount of the Loans under the Credit Agreement is $14,256,836, plus accrued and unpaid interest, fees and other costs and expenses payable under the Credit Agreement and the other Loan Documents, (b) the Bridge Loans are Term Loans under the Credit Agreement, (c) the obligation to repay such amounts is absolute and unconditional, and (d) there exists no right of set off, recoupment, counterclaim or defense of any nature whatsoever to the payment of such amounts. Borrower ratifies, confirms and agrees that there shall be no pro tanto reduction of any of the Obligations on account of any of the assignments or other transfers (whether absolute or otherwise) in favor of, to or for the benefit of Agent, any Lender or any combination of them under any of the Loan Documents, except to the extent (and then only to the extent) of cash payments actually received by Agent and permanently applied by Agent to reduce the outstanding Obligations (subject to any increase to the Obligations thereafter as a result of the ability (if any) of the Borrower to obtain further advances following such reduction).
6.05
[Reserved].
6.06
[Reserved].
6.07
Other Amendments and Additional Covenants of Borrower. Borrower also agrees as follows (which agreement shall survive the termination or expiration of the Forbearance Period):
(a)
Appointment of Receiver. During the Forbearance Period, Borrower will not suffer the appointment of a receiver, trustee, custodian, or similar fiduciary.
(b)
Counsel Fees. Upon Agent’s request, shall pay all reasonable fees and expenses incurred by Agent and Lenders in connection with this Agreement and the other Loan Documents, including, but not limited to, the reasonable and documented fees and expenses of Agent’s and Lenders’ external counsel.
(c)
Subordinated Indebtedness. No payment or distribution of any kind may be made on account of Subordinated Debt, and no amendment, modification or waiver may be made in respect of the Subordinated Debt without the consent of Agent, in each case except as expressly set forth in the Subordination Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.01
Survival of Representations and Warranties. All representations and warranties made in any Loan Document, including, without limitation, any document furnished in connection with this Agreement, shall survive the execution and delivery of this Agreement and the Loan Documents, and no investigation by Agent or Lenders or any closing shall affect the representations and warranties or the right of Agent or Lenders to rely upon them.
7.02
Limitation on Relationship between Parties. The relationship of Agent and Lenders, on the one hand, and the Borrower, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor. Nothing contained in this Agreement, any instrument, document, or agreement delivered in connection herewith or in the Loan Documents shall be deemed or construed to create a fiduciary relationship between the parties.
7.03
Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
7.04
Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and its respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender, and no other Person shall have any right, benefit or interest under or because of the existence of this Agreement, except that (a) upon its effectiveness in accordance with Article IV, this Agreement shall be binding on Agent and Lenders and its respective permitted successors and assigns, and (b) the provisions of Section 7.10 of this Agreement shall inure to the benefit of the Released Parties.

7.05
Amendments; Interpretation. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of Borrower, Agent and the Lenders, and no waiver of any provision of this Agreement or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Agent and Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand upon Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. No prior drafts of this Agreement or any negotiations regarding the terms contained in those drafts shall be admissible in any court to vary or interpret the terms of this Agreement. In the event of any inconsistency between the terms of this Agreement and any other Loan Document, this Agreement shall govern and control. The parties hereto have had the opportunity to be represented by counsel in their negotiations of the terms of this Agreement, and therefore, no provision of this Agreement shall be construed against any party hereto on the theory that such party drafted such provision.
7.06
Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument, and all signature pages transmitted by electronic transmission shall be considered as original executed counterparts. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Each party to this Agreement agrees that it will be bound by its own facsimile or electronic signature and that it accepts the facsimile or electronic signatures of each other party.
7.07
Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
7.08
Further Assurances. Borrower agrees to execute such other and further documents and instruments as Agent may reasonably request to implement the provisions of this Agreement and to perfect and protect the liens and security interests now or hereafter created by the Credit Agreement and the other Loan Documents.
7.09
Applicable Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT TO THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS CHOSEN TO GOVERN THE CREDIT AGREEMENT.
7.10
Release. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, RECOUPMENT, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL, OR ANY PART OF, ITS LIABILITY TO REPAY THE OBLIGATIONS ARISING UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR LENDERS (OR ANY OF THEM). BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND LENDERS, ITS RESPECTIVE PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, REPRESENTATIVES, OWNERS, AFFILIATES, SUCCESSORS, TRANSFEREES AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR

UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH SUCH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST ANY RELEASED PARTY, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM OR ARISING IN CONNECTION WITH OR RELATING TO ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES

UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND/OR NEGOTIATION OF, OR EXECUTION OF, THIS AGREEMENT. IT IS AGREED THAT THE SCOPE OF THIS RELEASE UNDER THIS PARAGRAPH SHALL INCLUDE ALL CLAIMS, DEMANDS OR CAUSES OF ACTION ARISING IN WHOLE OR PART FROM THE NEGLIGENCE OR STRICT LIABILITY OF AGENT, ANY LENDER, OR ANY OTHER RELEASED PARTY. BORROWER HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF, ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST ANY OF THE RELEASED PARTIES ARISING OUT OF OR RELATED TO A RELEASED PARTY’S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTING OR ATTEMPTING TO COLLECT, THE OBLIGATIONS OF BORROWER TO A RELEASED PARTY. BORROWER AGREES TO INDEMNIFY AND HOLD AGENT AND EACH LENDER HARMLESS FROM ANY AND ALL MATTERS RELEASED PURSUANT TO THIS PARAGRAPH. BORROWER ACKNOWLEDGES THAT THE AGREEMENTS IN THIS PARAGRAPH ARE INTENDED TO BE IN FULL SATISFACTION OF ALL OR ANY ALLEGED INJURIES OR DAMAGES TO SUCH BORROWER, ITS SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, ASSIGNS AND PERSONAL AND LEGAL REPRESENTATIVES ARISING IN CONNECTION WITH SUCH MATTERS RELEASED PURSUANT TO THE OTHER PROVISIONS OF THIS PARAGRAPH. BORROWER REPRESENTS AND WARRANTS TO AGENT AND LENDERS THAT IT HAS NOT PURPORTED TO TRANSFER, ASSIGN OR OTHERWISE CONVEY ANY RIGHT, TITLE, OR INTEREST OF BORROWER IN ANY RELEASED MATTER TO ANY OTHER PERSON AND THAT THE FOREGOING CONSTITUTES A FULL AND COMPLETE RELEASE OF BORROWER’S CLAIMS WITH RESPECT TO ALL SUCH MATTERS. THE PROVISIONS OF THIS SECTION 7.10 AND THE REPRESENTATIONS, WARRANTIES, RELEASES, WAIVERS, ACQUITTANCES, DISCHARGES, COVENANTS, AGREEMENTS AND INDEMNIFICATIONS CONTAINED HEREIN (A) CONSTITUTE A MATERIAL CONSIDERATION FOR AND INDUCEMENT TO AGENT AND LENDERS ENTERING INTO THIS AGREEMENT, (B) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY DUTY, OBLIGATION OR LIABILITY OF AGENT OR ANY LENDER TO BORROWER OR ANY OTHER PERSON, (C) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY LIABILITY, WRONGDOING; OR VIOLATION OF ANY OBLIGATION, DUTY OR AGREEMENT OF AGENT OR A LENDER TO BORROWER OR ANY OTHER PERSON, AND (D) SHALL NOT BE USED AS EVIDENCE AGAINST AGENT OR A LENDER BY BORROWER OR ANY OTHER PERSON FOR ANY PURPOSE.

7.11
Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ANY

RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN AGENT AND LENDERS AND BORROWER OR ANY OF ITS RESPECTIVE AFFILIATES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
7.12
Submission to Jurisdiction. Borrower agrees that all disputes among them and Agent or any Lender arising out of, connected with, related to, or incidental to the relationship established between them in this Agreement, whether arising in contract, tort, equity, or otherwise, shall be resolved only by the courts of the State of New York sitting in the Borough of Manhattan in the City of New York or the United States District Court for the Southern District of New York, and appellate court from any thereof. Borrower waives in all disputes any objection that any of them may have to the location of the court considering the dispute which court shall have been chosen in accordance with the foregoing.
7.13
Final Agreement. THIS AGREEMENT, TOGETHER WITH THE CREDIT AGREEMENT, THE SUBORDINATION AGREEMENT AND THE OTHER LOAN DOCUMENTS, CONSTITUTES THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AGREEMENT IS EXECUTED, AND SUPERSEDES ALL PRIOR PROPOSALS, NEGOTIATIONS, AGREEMENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. IN ENTERING INTO THIS AGREEMENT, BORROWER ACKNOWLEDGE THAT THEY ARE RELYING ON NO STATEMENT, REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT OF ANY KIND MADE BY AGENT OR ANY LENDER OR ANY OF ITS EMPLOYEES OR AGENTS EXCEPT FOR THE AGREEMENTS OF AGENT AND LENDERS SET FORTH HEREIN. THIS AGREEMENT, TOGETHER WITH THE CREDIT AGREEMENT, THE SUBORDINATION AGREEMENT AND THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
7.14
No Waiver; Strict Performance. Borrower hereby acknowledges and agrees that

(a) no failure or delay by Agent or any Lender in exercising any right, power or remedy under this Agreement or under any of the other Loan Documents shall operate as a waiver thereof, (b) no failure or delay by Agent or any Lender to insist upon the strict performance by such Borrower of any term, condition, covenant or agreement or to exercise any right, power or remedy as a result of the breach thereof shall constitute a waiver of any such term, condition, covenant or agreement or of any breach thereof or preclude Agent or any Lender from insisting on the strict performance thereof, and (c) no single or partial exercise of any right, power or remedy of Agent or any Lender shall preclude further exercise of any right, power or remedy. THIS AGREEMENT (AND THE TERMINATION OR EXPIRATION THEREOF) IS NOT TO BE CONSTRUED AS A CURE, WAIVER, OR FORGIVENESS OF ANY EXISTING DEFAULT.

7.15
Time is of Essence. Time is of the essence of each and every covenant, condition and provision of this Agreement to be performed by Borrower.

[Remainder of Page Intentionally Blank – Signatures Follow]

IN WITNESS WHEREOF, this Agreement has been executed on the date first above written, to be effective upon satisfaction of the conditions set forth in this Agreement.

AGENT AND LENDERS:

SWK FUNDING LLC

By: /s/ Joe D Staggs

Name: Joe D Staggs

Title: CEO

BORROWER:

BIOLASE, INC.

By:/s/ John Beaver

Name: John Beaver

Title: President & CEO

Schedule I

SALE PROCESS MILESTONES

Not later than the applicable date set forth below (if one is stated, or if none is stated, then Borrower shall generally covenant as follows), Borrower shall cause each of the following to be satisfied (along with evidence of, and deliveries related to, the same to be delivered to Agent):

 Borrower and the Stalking Horse Bidder shall execute a purchase and sale agreement, satisfactory to Agent in its sole discretion, no later than September 30, 2024.

 The Sale Process will proceed, subject to approval by the Bankruptcy Court, as follows:

▪
Borrower shall file its Bankruptcy Case no later than October 1, 2024
▪
Borrower shall file a motion and proposed order seeking approval of sale procedures, in form, substance and scope (including in respect of the qualifications to be a bidder) satisfactory to Agent in its reasonable discretion, on the date of the commencement of the Chapter 11 Case.
▪
Target bid date of October 28, 2024
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Target auction date of October 30, 2024
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Target sale hearing date of November 5, 2024
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Target entry of a sale order by November 8, 2024
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Target sale closing no later than November 15, 2024

 During the Sale Process, the Borrower shall concurrently prepare for a voluntary chapter 11 filing under the Bankruptcy Code, with such preparation to include the preparation of a budget for the period of the case and first day orders.

 All milestones occurring after the commencement of the Borrower’ bankruptcy proceedings are subject to change by the bankruptcy court to accommodate its own schedule.

For the avoidance of doubt, nothing on this Schedule or otherwise shall constitute the consent or approval of Agent or any Lender to the consummation of any of the transactions described above or contemplated by any of the deliverables contemplated above.